Exhibit 10-tt

                                                      RESTRICTED STOCK AGREEMENT
                                         CIC AGREEMENT - NON-RETIREMENT ELIGIBLE





                         BELLSOUTH CORPORATION STOCK AND
                           INCENTIVE COMPENSATION PLAN
                        RESTRICTED STOCK AWARD AGREEMENT



         BellSouth Corporation, a Georgia corporation ("BellSouth"), acting pursuant to action of its Board of Directors and in accordance with the BellSouth Corporation Stock and Incentive Compensation Plan (the "Plan"), hereby
grants to          ("Employee") Restricted Stock under the terms set forth in this Restricted Stock Award Agreement ("Agreement"), effective as of ______________:


                  1. Award Grant. BellSouth grants to Employee,           shares
of Restricted Stock of BellSouth Corporation $1.00 par value common stock (the "Shares"), effective as of the date above (the "Award"). This Award is subject to the terms and conditions of this Agreement, and to the further terms and conditions applicable to Restricted Stock as set forth in the Plan, and to applicable terms and conditions regarding change in control as set forth in the
Executive Severance Agreement dated          between BellSouth and Employee (the
"CIC Agreement").

                  2. Restriction Period.

                  (a) Vesting Schedule. Employee's interest in the Shares shall vest in accordance with the following schedule:

                           Vesting Date                Number of Shares

                           ______________                           shares

                  (b) Death or Disability. Employee's interest in the Shares also will vest upon any earlier termination of employment by Employee with BellSouth or any Subsidiary, or any employer described in Paragraph 9 (also referred to herein as a "Subsidiary"), by reason of
         (i) death or (ii) "Disability" (as defined in the Plan).

                  (c) Change in Control. Employee's interest in the Shares also shall vest at any earlier time upon which Employee's general executive benefits vest under paragraph (c) of Article III of the CIC Agreement in the same manner as if Employee's interest in the Shares was specifically listed in such paragraph (c). Furthermore, if Employee has previously been granted Restricted Stock pursuant to an agreement that does not vest those shares upon a change in control in the manner described in this paragraph 2(c) and the CIC Agreement, such Restricted Stock shall nevertheless vest in the manner provided in this paragraph 2(c) and the CIC Agreement, and this provision shall constitute an amendment to any such agreement granting Restricted Stock.

                  (d) Forfeiture. In the event Employee terminates employment with BellSouth and its Subsidiaries, other than in a manner described in Section 2(b) or contemplated in Section 2(c) and before Employee's interest in the Shares is fully vested under this Paragraph 2 above, Employee shall forfeit all of his interest in the Shares to the extent not then vested.


                  3. Shares. The Shares shall be registered in the name of Employee and shall be held by BellSouth's transfer agent. After Employee becomes vested in Shares as provided in Paragraph 2 above, BellSouth shall cause the transfer agent to release the number of vested Shares to Employee (or to his Beneficiary or his legal representative, if appropriate). In the event of Employee's forfeiture of Shares under Paragraph 2 above, BellSouth shall cause the transfer agent to release the number of forfeited Shares to BellSouth.

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                                                      RESTRICTED STOCK AGREEMENT
                                         CIC AGREEMENT - NON-RETIREMENT ELIGIBLE

                  4. Stockholder Status. Employee shall have all of the rights of a stockholder with respect to the Shares prior to any forfeiture, including the right to vote the Shares and to receive all regular cash dividends paid with respect to the Shares, subject to terms of this Agreement and the Plan. Notwithstanding the above, Employee shall have no right to sell, assign, transfer, exchange or encumber or make subject to any creditor's process, whether voluntary or involuntary or by operation of law, any of his interest in the Shares to the extent not then vested under Paragraph 2 above, and any attempt to do so shall be of no effect. In addition, all shares of capital stock or other securities issued with respect to or in substitution of any Shares not then vested under Paragraph 2 above, whether by BellSouth or by another issuer, any cash or other property received on account of a redemption of such Shares or with respect to such Shares upon the liquidation, sale or merger of BellSouth, and any other distributions with respect to such Shares with the exception of regular cash dividends, shall remain subject to the terms and conditions of this Agreement in the same manner and to the same extent as the Shares in respect of which they were issued or distributed.

                  5. Employment and Termination. Neither the Plan nor this Agreement shall give Employee the right to continued employment by BellSouth or by any Subsidiary or shall adversely affect the right of any such company to terminate Employee's employment with or without cause at any time.

                  6. Securities Law Restrictions. Acceptance of this Agreement shall be deemed to constitute Employee's certification that he is acquiring the Shares for his own account and that he has no present intention to sell or otherwise dispose of any of the Shares and Employee's acknowledgement that the Shares shall be subject to such restrictions and conditions on any resale and on any other disposition as BellSouth shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements and that the Shares shall be subject to such legends as are determined to be appropriate by BellSouth.

                  7. Tax Withholding. BellSouth or any Subsidiary shall have the right to withhold from any payment to Employee, require payment from Employee, or take such other action which such company deems necessary to satisfy any income or other tax withholding or reporting requirements arising from this Award of Restricted Stock, and Employee shall provide to any such company such information, and pay to it upon request such amounts, as it determines are required to comply with such requirements.

                  8. Jurisdiction and Venue. Acceptance of this Agreement shall be deemed to constitute Employee's consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.

                  9. Certain Employment Transfers. In the event Employee is transferred to any company or business in which BellSouth directly or indirectly owns an interest but which is not a "Subsidiary" as defined in the Plan, then Employee shall not be deemed to have terminated his employment under this Agreement until such time, if any, as Employee terminates employment with such organization and, if applicable, fails to return to BellSouth or a Subsidiary in accordance with the terms of Employee's assignment, or Employee otherwise fails to meet the terms of Employee's assignment, at which time Employee's deemed termination of employment shall be treated in the same manner as a termination of employment from BellSouth or a Subsidiary under this Agreement.

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                                                      RESTRICTED STOCK AGREEMENT
                                         CIC AGREEMENT - NON-RETIREMENT ELIGIBLE

                  10. Miscellaneous.

                  (a) Employee's rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan.

                  (b) This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and, unless defined in this Agreement, any capitalized terms in this Agreement shall have the same meaning assigned to those terms under the Plan.

                  (c) The Plan and this Agreement shall be governed by the laws of the State of Georgia.

         IN WITNESS WHEREOF, BellSouth has executed this Agreement as of the date first above written.


                                       BELLSOUTH CORPORATION:




                                       By:
                                            ------------------------------------

                                       Title:   Vice President - Human Resources